UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Bloomfield Avenue

Mt. Lakes, New Jersey 07046

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 3, 2010, Pinnacle Foods Group LLC announced supply chain improvements as part of its ongoing efforts to enhance the long-term strength of its leading brands. Pinnacle will consolidate the manufacturing of its Nalley’s® Chili and Brooks® Beans from Tacoma, Washington into its Armour® canned meat plant in Fort Madison, Iowa. This consolidation will result in the elimination of approximately 160 positions at the Tacoma facility. To enable the move from Tacoma, Pinnacle Foods will add a 17,000 square foot extension to the Fort Madison facility. In total Pinnacle Foods will invest approximately $20 million, create approximately 65 new jobs and retain approximately 430 jobs in Fort Madison. This consolidation is contingent upon the approval of applicable state and local incentives in Iowa.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Release dated December 3, 2010 announcing consolidation of supply chain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/s/ Craig Steeneck
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: December 3, 2010